 Exhibit 99.1

Date: November 25, 2014	Media Contact:

Michael Kinney

732-938-1031

mkinney@njresources.com

Investor Contacts:

Joanne Fairechio

732-378-4967
jfairechio@njresources.com

Dennis Puma

732-938-1229

dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS RECORD FINANCIAL PERFORMANCE;

ANNOUNCES FISCAL 2015 EARNINGS GUIDANCE
Strong Results at NJR Energy Services; Steady Growth at New Jersey Natural Gas

Largest Onshore Wind Project Announced

WALL, NJ – New Jersey Resources (NYSE: NJR) today reported fiscal 2014 net financial earnings (NFE) per share increased by 54 percent over the same period last year, its 23rd consecutive year of improved financial performance.

A reconciliation of net income to NFE for the fourth quarter and fiscal years 2014 and 2013 is provided below.

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2014	2013	2014	2013
Net (loss) income	$(24,420)	$(20,021)	$141,970	$114,809
Add:
Consolidated unrealized (gain) loss on derivative instruments	(17,277)	14,264	28,534	(9,418)
Effects of economic hedging related to natural gas inventory	30,048	17,060	26,639	7,635
Tax adjustments	(7,789)	(11,517)	(20,286)	655
Net financial (loss) earnings	$(19,438)	$(214)	$176,857	$113,681

Weighted Average Shares Outstanding
Basic	42,179	41,541	42,099	41,658
Diluted	42,179	41,541	42,461	41,814

Basic (loss) earnings per share	$(0.58)	$(0.48)	$3.37	$2.76
Basic net financial (loss) earnings per share	$(0.46)	$(0.01)	$4.20	$2.73
-more-

NEW JERSEY RESOURCES REPORTS RECORD FINANCIAL PERFORMANCE; ANNOUNCES FISCAL 2015 EARNINGS GUIDANCE; Strong Results at NJR Energy Services; Steady Growth at New Jersey Natural Gas; Largest Onshore Wind Project Announced

NFE is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments, net of applicable tax adjustments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Non-GAAP Financial Information.”

▪	NJR Reports 23rd Consecutive Year of Improved Financial Performance

For fiscal 2014, NJR reported NFE of $176.9 million, or $4.20 per share, compared with $113.7 million, or $2.73 per share, in fiscal 2013. During the fourth quarter of fiscal 2014, the company’s net financial loss was $19.4 million, compared with a net financial loss of $214,000 in the same period last year.

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2014	2013	2014	2013
Net Financial (Loss) Earnings
New Jersey Natural Gas	$(5,360)	$(3,091)	$74,204	$73,846
NJR Energy Services	(10,418)	(2,168)	79,735	19,311
NJR Clean Energy Ventures	(7,632)	982	12,654	10,060
NJR Midstream	1,914	1,599	7,498	7,199
NJR Home Services and Other	2,090	2,479	2,798	3,292
Sub-total	(19,406)	(199)	176,889	113,708
Eliminations	(32)	(15)	(32)	(27)
Total	$(19,438)	$(214)	$176,857	$113,681

Fiscal 2014 results were driven primarily by record NFE growth at NJR Energy Services (NJRES), the company’s wholesale provider of physical natural gas services, and steady growth at New Jersey Natural Gas (NJNG), NJR’s regulated utility and its unregulated distributed power subsidiary, NJR Clean Energy Ventures (NJRCEV).

As previously announced, the expected fourth-quarter loss was due to the seasonal nature of NJRES and NJNG’s businesses and higher discretionary expenses, including the impact of a voluntary early retirement program.

“This has been a year of extraordinary achievements, starting with the outstanding results from NJR Energy Services and solid contributions from all our business segments,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “We were able to deliver our 23rd consecutive year of improved financial performance, a record we believe is unmatched in our industry. Additionally, in a national study by Cogent Reports, New Jersey Natural Gas was named the most trusted utility in the eastern United States and one of the most trusted utility brands in the nation. None of this would be possible without the passion and commitment of our employees who are the reason for our successful performance year after year.”

▪	NJR Announces Fiscal 2015 Earnings Guidance

Subject to the risks and uncertainties identified below under “Forward-Looking Statements,” NJR expects fiscal 2015 NFE to be in a range of $2.90 to $3.10 per basic share.

-more-

NEW JERSEY RESOURCES REPORTS RECORD FINANCIAL PERFORMANCE; ANNOUNCES FISCAL 2015 EARNINGS GUIDANCE; Strong Results at NJR Energy Services; Steady Growth at New Jersey Natural Gas; Largest Onshore Wind Project Announced

As in the past, NJR expects NJNG to be the largest contributor to fiscal 2015 NFE, with its regulated businesses contributing 65 to 80 percent of total NFE. Assuming a return to more normal weather this year, the company expects NJRES will generate between 5 to 15 percent of total NFE in fiscal 2015. The following chart represents NJR’s current expected contributions from its subsidiaries:

Company	Expected Fiscal 2015 Net Financial Earnings Contribution
New Jersey Natural Gas	60 to 70 percent
NJR Midstream	5 to 10 percent
Total Regulated	65 to 80 percent
NJR Clean Energy Ventures	10 to 20 percent
NJR Energy Services	5 to 15 percent
NJR Home Services	2 to 5 percent

▪	NJR Board of Directors Raises Dividend 7.1 Percent

On September 9, 2014, NJR announced its board of directors unanimously approved a 7.1 percent increase in its quarterly dividend rate to $.45 per share from $.42 per share effective October 1, 2014. The new annual dividend rate is $1.80 per share. On November 12, 2014, the board of directors unanimously declared a quarterly dividend on its common stock of $.45 per share payable on January 2, 2015 to shareowners of record on December 15, 2014. NJR has paid quarterly dividends continuously since its inception in 1952.

▪	Share Repurchase Update

NJR purchased 144,300 shares of common stock under its share repurchase plan during fiscal 2014. The plan authorizes NJR to purchase its shares on the open market or in negotiated transactions, based on market and other financial conditions. Since the plan’s inception in September 1996, NJR has repurchased 8.2 million shares at a split-adjusted, average price of $31.62 per share. Approximately 1.5 million shares remain authorized under the NJR share repurchase plan.

▪	Steady Growth at New Jersey Natural Gas; Customer Growth Projections Increased

Fiscal 2014 NFE for NJNG were $74.2 million, compared with $73.8 million in fiscal 2013. Results were driven by utility gross margin from customer additions, Basic Gas Supply Service (BGSS) incentive programs and regulatory initiatives, such as the company’s accelerated infrastructure investments.

For the three-month period ended September 30, 2014, NJNG reported a net financial loss of $5.4 million, compared with a net financial loss of $3 million in the same period last year. The weaker fourth-quarter results were due primarily to higher discretionary expenses, including the impact of a voluntary early retirement program.

-more-

NEW JERSEY RESOURCES REPORTS RECORD FINANCIAL PERFORMANCE; ANNOUNCES FISCAL 2015 EARNINGS GUIDANCE; Strong Results at NJR Energy Services; Steady Growth at New Jersey Natural Gas; Largest Onshore Wind Project Announced

NJNG added 7,599 new customers in fiscal 2014, compared with 7,456 in fiscal 2013, an increase of 2 percent. Of these customers, 3,695 were related to new construction, compared with 3,627 in the same period last year, a 2 percent increase. In fiscal 2014, total new and existing customer conversions were 4,531, also an increase of 2 percent. These new and conversion customers will contribute approximately $4.3 million annually to utility gross margin, a 17 percent increase over the same period last year. In addition, NJNG expects to begin service in the first half of fiscal 2015 to the Red Oak generating station, which the company estimates will generate more than $2 million in additional utility gross margin annually and provide an opportunity to earn additional gross margin and customer credits in its BGSS incentive programs.

“Our service territory is among the fastest growing in the state, with Ocean County accounting for about half our growth,” said Downes. “When you combine this with the competitive price advantage of natural gas, continued low mortgage rates and a low inventory of existing homes, the new residential construction market looks strong for the foreseeable future. In fact, in fiscal 2014, the number of residential new construction meters set was the highest since 2008 and conversions were at the highest level since 2001.”

NJNG is increasing its projected customer growth additions for fiscal 2015 and 2016 to a range of 15,000 to 17,000, representing a new customer growth rate of about 1.5 percent. For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

▪	Success Continues at The SAVEGREEN Project®

In fiscal 2014, The SAVEGREEN Project, NJNG’s energy-efficiency program, invested $31 million in grants, incentives and the On-Bill Repayment Program (OBRP) to help make the investment in high-efficiency natural gas equipment and energy-efficient upgrades more affordable for NJNG customers. The SAVEGREEN team performed 4,370 home energy audits to identify additional energy-efficiency opportunities, with an emphasis on whole-house improvements to further increase energy savings for customers. In addition, 2,136 NJNG customers took advantage of the OBRP in fiscal 2014, a 64 percent increase over fiscal 2013.

Since its inception in 2009, SAVEGREEN grants, incentives and OBRP loans, totaling $91.6 million, have helped over 32,719 customers reduce energy consumption and lower their bills, supporting the state’s goal to reduce energy costs for residents.

“The SAVEGREEN Project provides savings to our customers, support for our state’s environmental goals and value for our shareholders,” continued Downes. “In addition, New Jersey has benefited from nearly $248 million in economic activity generated by the 2,097 contractors now participating in The SAVEGREEN Project.”

In total, NJNG plans to invest approximately $138 million in SAVEGREEN grants, financial incentives and the OBRP over the life of the program, which is in place through June 30, 2015. In the first quarter of fiscal 2015, the company plans to file with the New Jersey Board of Public Utilities (BPU) to request an extension of The SAVGREEN Project. Currently, the company is authorized to earn an overall return on its SAVEGREEN investments, ranging from 6.9 to 7.76 percent, with a return on equity (ROE)

-more-

NEW JERSEY RESOURCES REPORTS RECORD FINANCIAL PERFORMANCE; ANNOUNCES FISCAL 2015 EARNINGS GUIDANCE; Strong Results at NJR Energy Services; Steady Growth at New Jersey Natural Gas; Largest Onshore Wind Project Announced

ranging from 9.75 to 10.3 percent. The recovery period varies from two to 10 years, depending on the type of energy-efficiency investment.

▪	Compressed Natural Gas Refueling Stations to Open to the Public This Calendar Year

NJNG is in various stages of construction on three compressed natural gas (CNG) refueling stations. The host sites, located at Waste Management, Inc. of Toms River, Ocean County, the Middletown Department of Public Works and Shore Point Distributing Company, Inc. of Freehold Township, both in Monmouth County, will be the first to open to the public in each of these counties.

NJNG will install, own and maintain the CNG infrastructure for all three stations, and the host companies will be required to initially use at least 20 percent of the refueling capacity and open the stations to the public on a 24/7 basis. These new CNG fueling stations align with the state’s public policy goal to encourage the use of natural gas vehicles and give New Jersey residents and businesses easier access to cleaner, cost-effective fuel options. NJNG expects all three CNG stations to be operational by the end of calendar year 2014. NJNG is authorized by the BPU to earn an overall return of 7.1 percent, including a 10.3 percent ROE on these investments.

▪	New Jersey Natural Gas Basic Gas Supply Service Incentive Programs Update

In fiscal 2014, NJNG’s BGSS incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management, contributed $16 million to utility gross margin, compared with $8.8 million in fiscal 2013. For the three-month period ended September 30, 2014, these incentives contributed $5.6 million to utility gross margin, compared with $2.8 million during the same period last year.

The higher results in both periods were due primarily to increased gross margin in the storage incentive program, driven mainly by lower natural gas prices at storage injection points. NJNG’s capacity release margin was also higher during both periods, primarily due to an increase in the amount of volumes released and the value of capacity as a result of increased market area volatility.

NJNG shares the gross margin earned from these incentive programs with customers and shareowners, according to a gross margin-sharing formula authorized by the BPU that is in place through October 31, 2015. Since inception in 1992, these incentive programs have saved customers approximately $712 million and added an average of $.09 per share to NFE annually.

▪	NJNG Regulated Infrastructure Investments Update

On July 23, 2014, NJNG received approval from the BPU for its New Jersey Reinvestment in System Enhancement (NJ RISE) program. This five-year, $102.5 million investment in six capital projects is designed to improve NJNG’s service disruption response and strengthen the overall safety, reliability and integrity of its natural gas distribution and transmission systems, which should help diminish the impact of future major weather events. These system enhancements align directly with the state’s directive for improved energy resiliency and preparedness. NJ RISE investments through July 31, 2015 will earn an overall return of 6.74 percent, including a 9.75 percent ROE with a 53.5 percent common equity ratio.

-more-

NEW JERSEY RESOURCES REPORTS RECORD FINANCIAL PERFORMANCE; ANNOUNCES FISCAL 2015 EARNINGS GUIDANCE; Strong Results at NJR Energy Services; Steady Growth at New Jersey Natural Gas; Largest Onshore Wind Project Announced

In fiscal 2014, NJNG invested $40.3 million in its Safety Acceleration and Facility Enhancement (SAFE) program, a planned $130 million, four-year infrastructure investment program to replace 276 miles of its unprotected steel and cast iron distribution mains to further ensure the reliability and integrity of its natural gas delivery system. These SAFE investments will earn an overall return of 6.9 percent, including a 9.75 percent ROE with a 53.5 percent common equity ratio. In October 2014, the BPU approved, as prudent and reasonable, NJNG’s Superstorm Sandy capital investments of $33.5 million and incremental operation and maintenance expenses of $15.2 million for expenditures incurred through June 30, 2014.

NJ RISE investments through July 31, 2015 will be included in a May 2015 filing and recovered through an adjustment to base rates as of November 1, 2015. Cost recovery for additional NJ RISE investments, as well as additional SAFE investments, will be addressed in NJNG’s base rate case scheduled to be filed no later than November 15, 2015.

Equipment manufacturing continues for NJNG’s Liquefied Natural Gas (LNG) plant, located in Howell, New Jersey, which will enable the company to liquefy pipeline natural gas for peak-day use, help ensure system reliability and reduce LNG transportation and capacity costs. This $35.7 million investment in liquefaction and other plant upgrades, which will benefit customers by reducing BGSS costs and create additional value for shareowners, is expected to be in service in the third quarter of fiscal 2015.

The company is currently evaluating route options for its Southern Reliability Link project, an estimated $130 to $160 million investment, which will connect an interstate pipeline to NJNG’s transmission system in Ocean County, New Jersey to support system reliability and integrity.

▪	Conservation Incentive Program and Basic Gas Supply Service Rates Decrease; Customers Save 9.3 Percent; Lowest Customer Rates Since 2003

On October 1, 2014, NJNG reduced its BGSS rates for residential and small commercial customers, resulting in a savings of 5 percent for typical residential heating customers using 100 therms a month. Since October 2008, customer bills have decreased over 40 percent. NJNG’s BGSS filing represents the commodity charge passed through to customers based on the company’s cost to acquire natural gas. Any change in the BGSS rates does not represent a change in profits to the company.

NJNG also decreased its Conservation Incentive Program (CIP) rates, resulting in an additional 4.3 percent decrease to a typical residential customer’s bill. The CIP enables NJNG to actively encourage conservation and energy efficiency to reduce greenhouse gas emissions in alignment with the state’s environmental goals, and help customers save energy and money while maintaining financial performance that would otherwise be impacted by a change in customer usage patterns. Since its inception, the CIP has helped customers reduce their natural gas usage by 301.5 million therms and save a total of $312 million. After the BGSS and CIP decreases, customer rates are the lowest since 2003.

▪	NJR Energy Services Reports Record Results

Fiscal 2014 NFE at NJRES were $79.7 million, compared with $19.3 million in fiscal 2013. The record

-more-

NEW JERSEY RESOURCES REPORTS RECORD FINANCIAL PERFORMANCE; ANNOUNCES FISCAL 2015 EARNINGS GUIDANCE; Strong Results at NJR Energy Services; Steady Growth at New Jersey Natural Gas; Largest Onshore Wind Project Announced

performance was due primarily to higher financial margin generated from storage and transportation assets due to periods of volatility caused by extremely cold weather across the United States, growth in the value of NJRES’ pipeline and storage capacity across the country and increased sales to all customer segments.

For the three-month period ended September 30, 2014, NJRES reported a net financial loss of $10.4 million, compared with a net financial loss of $2.2 million in the same period last year. This expected loss was due primarily to the seasonal nature of natural gas usage combined with year-round transportation and storage portfolio expenses as well as discretionary expenses.

NJRES has a diverse portfolio of physical natural gas assets strategically located across North America, including the Marcellus region and Midwest, and holds firm capacity on almost every pipeline in North America.

“While remaining committed to disciplined risk management, NJRES achieved outstanding results in fiscal 2014. Our team’s ability to identify growth opportunities in ever-changing market conditions and create customized energy solutions for a diverse customer base further exemplifies its leadership in the growing natural gas market in North America,” continued Downes.

NJRES’ asset portfolio currently consists of approximately 41 billion cubic feet (Bcf) of firm storage capacity and 1.5 Bcf/day of firm transportation.

▪	NJR Clean Energy Ventures Reports Higher Earnings; The Sunlight Advantage® Grows

Fiscal 2014 NFE at NJRCEV were $12.7 million, compared with $10.1 million in fiscal 2013. The higher results were due primarily to increased investment tax credits (ITCs) from capital expenditures placed into service in fiscal 2014, compared with fiscal 2013, and the receipt of a one-time credit support payment related to a change in ownership at the site of one of NJRCEV’s commercial solar projects.

For the three-month period ended September 30, 2014, NJRCEV reported a net financial loss of $7.6 million, compared with NFE of $982,000 in the same period last year. The lower quarterly results were due primarily to an impairment of NJRCEV’s investment in OwnEnergy, Inc., due to its concerns surrounding the ability of OwnEnergy to fulfill its future obligation to present qualified projects to NJRCEV for investment. NJRCEV continues to review wind investment opportunities from a variety of sources in the industry, including equipment manufacturers, engineering and construction firms and other project developers.

During the fourth quarter of fiscal 2014, NJRCEV placed into service a 6.1 megawatt (MW) ground-mounted, grid-connected commercial solar system in North Hanover, New Jersey. This project, in addition to three other ground-mounted commercial solar systems placed in service in the first nine months of fiscal 2014, represent a total capacity of 17 MWs and $43.5 million of capital.

Currently, NJRCEV has five ground-mounted commercial solar projects in various stages of construction. NJRCEV expects to place into service a $26.9 million, 10 MW grid-connected system in Howell, New Jersey during the first quarter of fiscal 2015. Additionally, the company expects to place

-more-

NEW JERSEY RESOURCES REPORTS RECORD FINANCIAL PERFORMANCE; ANNOUNCES FISCAL 2015 EARNINGS GUIDANCE; Strong Results at NJR Energy Services; Steady Growth at New Jersey Natural Gas; Largest Onshore Wind Project Announced

into service a $1.3 million, 0.4 MW net-metered system at the Franklin Township Board of Education in Hunterdon County, New Jersey in March 2015, two grid-connected systems in North Hanover, New Jersey, totaling 12.3 MW and $32 million in spring and summer 2015 and an $11.6 million, 3.9 MW system in Harmony, New Jersey in summer of 2015.

The Sunlight Advantage, NJRCEV’s residential solar lease program, added 1,049 customers, totaling 10.4 MWs of capacity during fiscal 2014, bringing the total number of customers to 3,135 since the program’s inception. The Sunlight Advantage provides savings to eligible homeowners through both roof- and ground-mounted solar systems with no upfront installation or maintenance costs. NJRCEV invested approximately $32 million in residential solar systems in fiscal 2014, compared with $29 million in fiscal 2013.

▪	NJR Clean Energy Ventures Announces Third and Largest Onshore Wind Farm

On October 21, 2014, NJRCEV announced the acquisition of its third and largest onshore wind project, the Alexander Wind Farm, located on 7,000 acres in Rush County, Kansas, 120 miles northwest of Wichita. NJRCEV will invest approximately $85 million to construct, own and operate the wind farm, with a total capacity of 48 MW. NJRCEV expects the project to be operational in the fall of 2015.

“The Alexander Wind Farm, along with our other onshore wind projects in Montana and Iowa, will further diversify our distributed power portfolio, reduce our reliance on ITCs from solar investments and provide value to our shareowners,” said Downes.

The energy produced at the Alexander Wind Farm, as well as its renewable attributes, will be sold through long-term power purchase agreements (PPA) to two separate customers, the Kansas City Board of Public Utilities and Yahoo!, Inc., the global Internet corporation headquartered in Sunnyvale, CA. Yahoo will use the wind power to offset much of its energy usage in the Great Plains region. As with their two first wind projects, NJRCEV expects the Alexander Wind Farm to qualify for federal production tax credits (PTCs), which are based on kilowatt-hour output. NJR will retain all PTCs generated by the Alexander Wind Farm.

NJRCEV placed its first onshore wind project, the Two Dot Wind Farm, a 9.7 MW, $21.2 million investment, located in Montana, into service in the third quarter of fiscal 2014. Construction continues on NJRCEV’s second onshore wind farm, a 20 MW, $42 million investment in Carroll County, Iowa, which NJR expects to be operational in the second quarter of fiscal 2015.

▪	NJR Clean Energy Ventures Long-Term Outlook

Over the next three years, NJRCEV expects a declining percentage of its NFE to come from the ITCs associated with solar investments. Looking out through fiscal 2017, the company anticipates its existing projects will benefit from Solar Renewable Energy Certificate (SREC) prices that NJRCEV expects will continue to increase from improving supply and demand dynamics. NJRCEV continues to focus on diversifying its clean energy portfolio to include small- to mid-sized onshore wind projects, supported by long-term PPAs and potential investments in combined heat and power, thereby reducing its reliance on ITCs.

-more-

NEW JERSEY RESOURCES REPORTS RECORD FINANCIAL PERFORMANCE; ANNOUNCES FISCAL 2015 EARNINGS GUIDANCE; Strong Results at NJR Energy Services; Steady Growth at New Jersey Natural Gas; Largest Onshore Wind Project Announced

▪	NJR Midstream Announces Steady Results; Participation in PennEast Pipeline Project

NJR’s midstream asset segment, NJR Midstream, consists of Federal Energy Regulatory Commission (FERC)-regulated investments. NJR Midstream’s completed investments include a 50 percent equity ownership in Steckman Ridge, a 12 Bcf natural gas storage facility in southwestern Pennsylvania jointly owned with Spectra Energy and a 5.53 percent equity investment in Iroquois Pipeline, which delivers natural gas to the New England and New York markets.

NJR Midstream reported fiscal 2014 NFE of $7.5 million, compared with $7.2 million in fiscal 2013. For the three-month period ended September 30, 2014, NFE was $1.9 million, compared with $1.6 million in the fourth quarter of fiscal 2013. The increases were due to improvements in revenue associated with non-firm services at both Steckman Ridge and Iroquois Pipeline.

In the fourth quarter of fiscal 2014, NJR announced its participation in the PennEast Pipeline, with a 20 percent ownership in the project. This 108-mile pipeline is designed to bring lower cost natural gas produced in the Marcellus Shale region to homes and businesses in Pennsylvania and New Jersey and provide greater system reliability for local utilities.

The pipeline, which will begin in Luzerne County in northeastern Pennsylvania and end at Transco’s Trenton-Woodbury interconnection in New Jersey, will provide natural gas service to the equivalent of 4.7 million homes, up to 1 Bcf per day, and offer customers savings through lower commodity and transportation costs. In addition, the project is expected to benefit the region’s economy with an estimated 2,000 new jobs created during the expected seven-month construction period.

“NJR, and its fellow PennEast sponsors, recognize the benefit of bringing locally produced natural gas to serve the increasing demand in the growing mid-Atlantic marketplace,” said Downes. “This additional midstream investment will provide savings for customers and a growth opportunity for our shareholders.”

In September 2014, PennEast announced the successful conclusion of its binding open season with nearly 1 Bcf of committed capacity and began a multi-step, pre-filing process with FERC in October 2014. PennEast expects to file a formal application in the third quarter of 2015. The company anticipates construction to begin in spring 2017 with an expected in-service date of November 2017.

▪	NJR Home Services Announces Results

In fiscal 2014, NFE at NJR Home Services (NJRHS), the company’s unregulated retail and appliance service subsidiary, were $2.5 million, compared with $3.1 million in fiscal 2013. NJRHS generated NFE of $2.3 million in the fourth quarter, compared with $2.4 million in the same period last year. In fiscal 2013, NJRHS experienced higher-than-expected generator and HVAC installation sales as a result of Superstorm Sandy, which impacted year-over-year comparisons.

NJRHS offers home energy solutions for customer comfort, including equipment sales and installations, solar lease and purchase plans and a recently expanded service contract product line that now includes electric, plumbing and standby generator contracts. NJRHS’ expanded service

-more-

NEW JERSEY RESOURCES REPORTS RECORD FINANCIAL PERFORMANCE; ANNOUNCES FISCAL 2015 EARNINGS GUIDANCE; Strong Results at NJR Energy Services; Steady Growth at New Jersey Natural Gas; Largest Onshore Wind Project Announced

territory now includes Monmouth, Ocean, Middlesex, Morris, Sussex, Warren and Hunterdon counties in New Jersey. Currently, NJRHS serves approximately 118,000 service contract customers.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 10 a.m. ET. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this release includes, but is not limited to, certain statements regarding NJR’s NFE for fiscal 2015, forecasted contribution of business segments to fiscal 2015, expected contribution by new customers of NJNG to utility gross margin, expected number of new customers of NJNG, SREC prices, estimated capital expenditures in fiscal 2015 and beyond by NJNG including those related to SAFE and NJ RISE, planned compressed natural gas fueling stations and the proposed Southern Reliability Link; the long-term outlook for NJRCEV, diversification of NJRCEV’s strategy, and NJRCEV’s future solar and wind projects.

The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, weather and economic conditions; demographic changes in the NJNG service territory and their effect on NJNG’s customer growth; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s Basic Gas Supply Service incentive programs, NJRES’ operations and on the Company’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the Company; the impact of volatility in the credit markets; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and post employment benefit plans as a result of downturns in the financial markets, a lower discount rate, and impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties and liquidity in the wholesale energy trading market; regulatory approval of NJNG’s planned infrastructure programs; the ability to obtain governmental and regulatory approvals, land-use rights, electric grid interconnection (in the case of distributed power projects) and/or financing for the construction, development and operation of NJR’s energy investments and NJNG’s infrastructure projects in a timely manner; risks associated with the management of the Company’s joint ventures and partnerships; risks associated with our investments in distributed power projects, including the availability of regulatory and tax incentives, the availability of viable projects and NJR’s eligibility for ITCs and PTCs, the future market for SRECs (including the pace

-more-

NEW JERSEY RESOURCES REPORTS RECORD FINANCIAL PERFORMANCE; ANNOUNCES FISCAL 2015 EARNINGS GUIDANCE; Strong Results at NJR Energy Services; Steady Growth at New Jersey Natural Gas; Largest Onshore Wind Project Announced

of solar project development in New Jersey), and operational risks related to projects in service; timing of qualifying for ITCs and PTCs due to delays or failures to complete planned solar and wind energy projects and the resulting effect on our effective tax rate and earnings; the level and rate at which NJNG’s costs and expenses are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce; the regulatory and pricing policies of federal and state regulatory agencies; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; risks related to cyber-attack or failure of information technology systems; and the impact of natural disasters, terrorist activities, and other extreme events on our operations and customers, including any impacts to utility gross margin, and restoration costs resulting from Superstorm Sandy. The aforementioned factors are detailed in the “Risk Factors” sections of our Annual Report on Form 10-K to be filed on November 25, 2014, as filed with the Securities and Exchange Commission (SEC), which is available on the SEC’s website at sec.gov. Information included in this release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information

This press release includes the non-GAAP measures NFE (loss), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE (loss) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJRCEV, as such adjustment is related to tax credits generated by NJRCEV. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Natural gas costs, sales and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on gross margin.

-more-

NEW JERSEY RESOURCES REPORTS RECORD FINANCIAL PERFORMANCE; ANNOUNCES FISCAL 2015 EARNINGS GUIDANCE; Strong Results at NJR Energy Services; Steady Growth at New Jersey Natural Gas; Largest Onshore Wind Project Announced

Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and clean energy services, including transportation, distribution and asset management. With annual revenues in excess of $3 billion, NJR is comprised of five primary businesses:

●	New Jersey Natural Gas is NJR’s principal subsidiary that operates and maintains 7,000 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris and Middlesex counties.
●	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.
●	NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity in excess of 93 megawatts, providing residential and commercial customers with low-carbon solutions.
●	NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its equity ownership in a natural gas storage facility and a transportation pipeline, both of which are Federal Energy Regulatory Commission, or FERC-regulated investments.
●	NJR Home Services provides heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to residential homes and businesses throughout New Jersey and serves approximately 118,000 service contract customers.

NJR and its more than 900 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

Visit www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.
Download our free NJR investor relations app for iPad and iPhone.

-more-

NEW JERSEY RESOURCES REPORTS RECORD FINANCIAL PERFORMANCE; ANNOUNCES FISCAL 2015 EARNINGS GUIDANCE; Strong Results at NJR Energy Services; Steady Growth at New Jersey Natural Gas; Largest Onshore Wind Project Announced

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

NEW JERSEY RESOURCES

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2014	2013	2014	2013
A reconciliation of Net income at NJR to Net financial earnings, is as follows:

Net (loss) income	$(24,420)	$(20,021)	$141,970	$114,809
Add:
Consolidated unrealized (gain) loss on derivative instruments	(17,277)	14,264	28,534	(9,418)
Effects of economic hedging related to natural gas inventory	30,048	17,060	26,639	7,635
Tax adjustments	(7,789)	(11,517)	(20,286)	655
Net financial (loss) earnings	$(19,438)	$(214)	$176,857	$113,681

Weighted Average Shares Outstanding
Basic	42,179	41,541	42,099	41,658
Diluted	42,179	41,541	42,461	41,814

Basic net financial (loss) earnings per share	$(0.46)	$(0.01)	$4.20	$2.73

NJR ENERGY SERVICES

The following table is a computation of Financial margin at Energy Services:

Operating revenues	$490,891	$615,497	$2,930,817	$2,356,578
Less: Gas purchases	502,582	645,710	2,814,300	2,307,072
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(17,106)	14,440	29,251	(9,872)
Effects of economic hedging related to natural gas inventory	30,048	17,060	26,639	7,635
Financial margin	$1,251	$1,287	$172,407	$47,269

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to Financial margin is as follows:

Operating (loss) income	$(28,690)	$(34,767)	$72,355	$33,774
Add:
Operation and maintenance expense	16,615	4,200	42,607	14,390
Depreciation and amortization	19	12	59	44
Other taxes	365	342	1,496	1,298
Subtotal – Gross margin	(11,691)	(30,213)	116,517	49,506
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(17,106)	14,440	29,251	(9,872)
Effects of economic hedging related to natural gas inventory	30,048	17,060	26,639	7,635
Financial margin	$1,251	$1,287	$172,407	$47,269

A reconciliation of Energy Services Net income to Net financial earnings, is as follows:

Net (loss) income	$(18,602)	$(22,087)	$44,394	$20,725
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(17,106)	14,440	29,251	(9,872)
Effects of economic hedging related to natural gas, net of taxes	30,048	17,060	26,639	7,635
Tax adjustments	(4,758)	(11,581)	(20,549)	823
Net financial (loss) earnings	$(10,418)	$(2,168)	$79,735	$19,311

NJR CLEAN ENERGY VENTURES

A reconciliation of Clean Energy Ventures Net income to Net financial earnings, is as follows:

Net (loss) income	$(4,539)	$982	$12,654	$10,060
Add:
Tax adjustments	(3,093)	—	—	—
Net financial (loss) earnings	$(7,632)	$982	$12,654	$10,060

NEW JERSEY RESOURCES REPORTS RECORD FINANCIAL PERFORMANCE; ANNOUNCES FISCAL 2015 EARNINGS GUIDANCE; Strong Results at NJR Energy Services; Steady Growth at New Jersey Natural Gas; Largest Onshore Wind Project Announced

NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except per share data)	2014	2013	2014	2013
OPERATING REVENUES
Utility	$80,035	$98,366	$819,415	$787,987
Nonutility	511,879	635,329	2,918,730	2,410,081
Total operating revenues	591,914	733,695	3,738,145	3,198,068
OPERATING EXPENSES
Gas purchases
Utility	26,085	48,497	319,897	400,307
Nonutility	500,693	644,082	2,807,008	2,299,974
Related parties	3,123	3,047	12,620	11,942
Operation and maintenance	65,889	46,706	215,180	173,473
Regulatory rider expenses	4,784	4,403	72,164	48,417
Depreciation and amortization	13,728	12,344	52,742	47,310
Energy and other taxes	6,450	6,545	57,344	57,414
Total operating expenses	620,752	765,624	3,536,955	3,038,837
OPERATING (LOSS) INCOME	(28,838)	(31,929)	201,190	159,231
Other income, net	(5,240)	499	7,551	4,783
Interest expense, net	6,355	6,400	25,463	23,979
(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(40,433)	(37,830)	183,278	140,035
Income tax (benefit) provision	(13,537)	(15,767)	51,840	35,575
Equity in earnings of affiliates	2,476	2,042	10,532	10,349
NET (LOSS) INCOME	$(24,420)	$(20,021)	$141,970	$114,809

(LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.58)	$(0.48)	$3.37	$2.76
Diluted	$(0.58)	$(0.48)	$3.34	$2.75

DIVIDENDS DECLARED PER COMMON SHARE	$0.45	$0.42	$1.71	$1.62

AVERAGE SHARES OUTSTANDING
Basic	42,179	41,541	42,099	41,658
Diluted	42,179	41,541	42,461	41,814

NEW JERSEY RESOURCES REPORTS RECORD FINANCIAL PERFORMANCE; ANNOUNCES FISCAL 2015 EARNINGS GUIDANCE; Strong Results at NJR Energy Services; Steady Growth at New Jersey Natural Gas; Largest Onshore Wind Project Announced

NEW JERSEY RESOURCES

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands, except per share data)	2014	2013	2014	2013
Operating Revenues
Natural Gas Distribution	$80,035	$98,366	$819,415	$787,987
Energy Services	490,891	615,497	2,930,817	2,356,578
Clean Energy Ventures	6,568	4,806	14,575	11,988
Midstream	—	—	—	—
Home Services and Other	14,791	15,112	46,687	47,954
Sub-total	592,285	733,781	3,811,494	3,204,507
Eliminations	(371)	(86)	(73,349)	(6,439)
Total	$591,914	$733,695	$3,738,145	$3,198,068

Operating (Loss) Income
Natural Gas Distribution	$(4,971)	$(3,045)	$127,429	$121,393
Energy Services	(28,690)	(34,767)	72,355	33,774
Clean Energy Ventures	(497)	(135)	(7,673)	(5,473)
Midstream	(187)	13	(908)	(598)
Home Services and Other	4,121	4,815	4,810	6,217
Sub-total	(30,224)	(33,119)	196,013	155,313
Eliminations	1,386	1,190	5,177	3,918
Total	$(28,838)	$(31,929)	$201,190	$159,231

Equity in Earnings of Affiliates
Midstream	$3,484	$2,856	$14,078	$13,868
Eliminations	(1,008)	(814)	(3,546)	(3,519)
Total	$2,476	$2,042	$10,532	$10,349

Net (Loss) Income
Natural Gas Distribution	$(5,360)	$(3,091)	$74,204	$73,846
Energy Services	(18,602)	(22,087)	44,394	20,725
Clean Energy Ventures	(4,539)	982	12,654	10,060
Midstream	1,914	1,599	7,498	7,199
Home Services and Other	2,090	2,479	2,798	3,292
Sub-total	(24,497)	(20,118)	141,548	115,122
Eliminations	77	97	422	(313)
Total	$(24,420)	$(20,021)	$141,970	$114,809

Net Financial (Loss) Earnings
Natural Gas Distribution	$(5,360)	$(3,091)	$74,204	$73,846
Energy Services	(10,418)	(2,168)	79,735	19,311
Clean Energy Ventures	(7,632)	982	12,654	10,060
Midstream	1,914	1,599	7,498	7,199
Home Services and Other	2,090	2,479	2,798	3,292
Sub-total	(19,406)	(199)	176,889	113,708
Eliminations	(32)	(15)	(32)	(27)
Total	$(19,438)	$(214)	$176,857	$113,681

Throughput (Bcf)
NJNG, Core Customers	9.4	8.3	79.5	71.9
NJNG, Off System/Capacity Management	56.8	37.8	180.8	141.5
NJRES Fuel Mgmt. and Wholesale Sales	140.2	172.7	609.3	630.7
Total	206.4	218.8	869.6	844.1

Common Stock Data
Yield at September 30	3.4%	3.7%	3.4%	3.7%
Market Price
High	$57.79	$46.00	$57.79	$47.60
Low	$48.63	$40.60	$42.54	$38.51
Close at September 30	$50.51	$44.05	$50.51	$44.05
Shares Out. at September 30	42,178	41,962	42,178	41,962
Market Cap. at September 30	$2,130,419	$1,848,426	$2,130,419	$1,848,426

NEW JERSEY RESOURCES REPORTS RECORD FINANCIAL PERFORMANCE; ANNOUNCES FISCAL 2015 EARNINGS GUIDANCE; Strong Results at NJR Energy Services; Steady Growth at New Jersey Natural Gas; Largest Onshore Wind Project Announced

NATURAL GAS DISTRIBUTION

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer & weather data)	2014	2013	2014	2013
Utility Gross Margin
Operating revenues	$80,035	$98,366	$819,415	$787,987
Less:
Gas purchases	28,570	50,948	402,552	414,594
Energy and other taxes	4,110	4,418	47,440	48,037
Regulatory rider expense	4,784	4,403	72,164	48,417
Total Utility Gross Margin	$42,571	$38,597	$297,259	$276,939

Utility Gross Margin, Operating Income and Net Income
Residential	$20,945	$20,132	$173,879	$167,530
Commercial, Industrial & Other	7,011	6,784	45,971	44,896
Firm Transportation	8,782	8,719	60,811	55,169
Total Firm Margin	36,738	35,635	280,661	267,595
Interruptible	230	199	641	567
Total System Margin	36,968	35,834	281,302	268,162
Off System/Capacity Management/FRM/Storage Incentive	5,603	2,763	15,957	8,777
Total Utility Gross Margin	42,571	38,597	297,259	276,939
Operation and maintenance expense	36,300	30,864	124,717	113,174
Depreciation and amortization	10,166	9,786	40,540	37,999
Other taxes not reflected in gross margin	1,076	992	4,573	4,373
Operating (Loss) Income	$(4,971)	$(3,045)	$127,429	$121,393

Net (Loss) Income	$(5,360)	$(3,091)	$74,204	$73,846

Throughput (Bcf)
Residential	2.8	2.6	43.1	38.3
Commercial, Industrial & Other	0.6	0.6	8.2	7.5
Firm Transportation	1.5	1.5	17.7	15.2
Total Firm Throughput	4.9	4.7	69.0	61.0
Interruptible	4.5	3.6	10.5	10.9
Total System Throughput	9.4	8.3	79.5	71.9
Off System/Capacity Management	56.8	37.8	180.8	141.5
Total Throughput	66.2	46.1	260.3	213.4

Customers
Residential	422,742	408,399	422,742	408,399
Commercial, Industrial & Other	24,684	24,302	24,684	24,302
Firm Transportation	56,778	64,652	56,778	64,652
Total Firm Customers	504,204	497,353	504,204	497,353
Interruptible	36	40	36	40
Total System Customers	504,240	497,393	504,240	497,393
Off System/Capacity Management*	34	38	34	38
Total Customers	504,274	497,431	504,274	497,431
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	30	71	5,080	4,664
Normal	34	34	4,634	4,667
Percent of Normal	88.2%	208.8%	109.6%	99.9%

NEW JERSEY RESOURCES REPORTS RECORD FINANCIAL PERFORMANCE; ANNOUNCES FISCAL 2015 EARNINGS GUIDANCE; Strong Results at NJR Energy Services; Steady Growth at New Jersey Natural Gas; Largest Onshore Wind Project Announced

ENERGY SERVICES

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer, SREC and megawatt)	2014	2013	2014	2013
Operating Income
Operating revenues	$490,891	$615,497	$2,930,817	$2,356,578
Gas purchases	502,582	645,710	2,814,300	2,307,072
Gross Margin	(11,691)	(30,213)	116,517	49,506
Operation and maintenance expense	16,615	4,200	42,607	14,390
Depreciation and amortization	19	12	59	44
Energy and other taxes	365	342	1,496	1,298
Operating (Loss) Income	$(28,690)	$(34,767)	$72,355	$33,774

Net (Loss) Income	$(18,602)	$(22,087)	$44,394	$20,725

Financial Margin	$1,251	$1,287	$172,407	$47,269

Net Financial (Loss) Earnings	$(10,418)	$(2,168)	$79,735	$19,311

Gas Sold and Managed (Bcf)	140.2	172.7	609.3	630.7

CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$4,643	$3,854	$9,608	$9,506
Electricity sales and other	1,160	557	2,479	1,388
Other	765	395	2,488	1,094
Total Operating Revenues	$6,568	$4,806	$14,575	$11,988

Depreciation and Amortization	$3,326	$2,346	$11,295	$8,477

Operating (Loss)	$(497)	$(135)	$(7,673)	$(5,473)

Income Tax Benefit	$3,791	$2,008	$21,937	$17,711

Net (Loss) Income	$(4,539)	$982	$12,654	$10,060

Net Financial (Loss) Earnings	$(7,632)	$982	$12,654	$10,060

Solar Renewable Energy Certificates Generated	31,668	20,078	81,668	57,231

Solar Renewable Energy Certificates Sold	29,007	28,015	63,049	74,238

Megawatts Installed	9.3	5.9	27.4	20.1

Megawatts Under Construction	17.3	9.9	17.3	9.9

MIDSTREAM

Equity in Earnings of Affiliates	$3,484	$2,856	$14,078	$13,868

Operation and Maintenance Expense	$185	$(14)	$860	$547

Interest Expense	$288	$429	$1,396	$1,962

Net Income	$1,914	$1,599	$7,498	$7,199

HOME SERVICES AND OTHER

Operating Revenues	$14,791	$15,112	$46,687	$47,954

Operating Income	$4,121	$4,815	$4,810	$6,217

Net Income	$2,090	$2,479	$2,798	$3,292

Total Service Contract Customers at September 30	118,306	121,253	118,306	121,253